Common Stock Purchase Warrant with Marshall Blonstein

                         COMMON STOCK PURCHASE WARRANT

                             200,000 Common Shares
                           DCC Compact Classics, Inc.
                            (a Colorado corporation)
                              Dated: April 15,1994


      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND CANNOT BE SOLD, TRANSFERRED, DISPOSED OF, PLEDGED OR HYPOTHECATED IN ANY MANNER WHATSOEVER UNLESS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR, IF IN THE OPINION OF THE COMPANY COUNSEL AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS IN FACT APPLICABLE TO SAID SECURITIES.

      THIS CERTIFIES THAT MARSHALL BLONSTEIN (hereinafter called the "Holder") is entitled to purchase from DCC Compact Classics, Inc., a Colorado corporation (hereinafter called the "Company"), during a period hereinafter specified, 200,000 shares (the shares of Common Stock underlying the Warrants being hereinafter referred to, in part or in whole, as the "Shares") of the Company's common stock, par value $0.001 per share ("Com non Stock"), at an exercise price of $0.25 per Share (the "Exercise Price"). The right to purchase the Shares under this Warrant is exercisable, in part or in whole, by the Holder hereof commencing on the date hereof and shall expire on April 15, 1999, and the Holder shall have no further right to purchase any of such Shares, effective 5:00 p.m. on April 15, 1999.

       1. EXERCISE RIGHTS. The right to purchase the Shares under this Warrant is exercisable in part or in whole commencing on the date hereof.

       2. EXERCISE OF WARRANTS. The rights represented by this Warrant may be exercised at any time within the period above specified, in whole or in part, by
(i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the Exercise Price then in effect for the number of Shares specified in the above-mentioned purchase form. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered any payment is made in accordance with the foregoing provisions of this Warrant, and the person or persons in whose name or names the certificates for Shares shall be issuable upon such exercise shall become the





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holder  or  holders  of  record  of such  Shares  at that  time  and  date.  The certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

       3. RESTRICTED SECURITIES. Unless the Shares shall have been registered with the Securities and Exchange Commission, as hereinafter provided, all Shares acquired upon the exercise of the Warrant shall be "restricted Securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). In such event, the certificate(s) representing the Shares shall bear an appropriate legend restricting their transfer and such Shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Company has been furnished with an opinion of counsel satisfactorily in for and substance to it that such registration is not required.

       4. TRANSFER OF WARRANT. This Warrant may be sold, transferred, assigned, or otherwise disposed of at any time by the Holder providing that the Company shall be furnished with an opinion of counsel in form and substance satisfactorily to it that such sale, transfer, assignment or other disposition does not require registration under the Act and a valid exemption is available under applicable federal and state securities laws. Upon any such disposition, the right to accelerate the lapsing of the Company's right to repurchase through obtaining the aforementioned financing's shall be effected by the Holder (i) completing and executing the form of assignment, attached hereto, and (ii) surrendering this Warrant with such duly completed and executed assignment form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the principal executive office of the Company, accompanied by a written representation from each such assignee addressed to the Company stating that such assignee agrees to be bound by the terms of this Warrant; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant or Warrants of like tenor with appropriate legends restricting transfer under the Act and reciting the Company s right to repurchase and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder.

       5. REGISTRATION RIGHTS. Through April 15, 1999, the Holder shall have piggyback registration rights for all Shares underlying this Warrant in connection with any registration statement filed through such dates by the Company to register securities of the Company for sale to the public (except a registration statement filed in connection with an exchange offering or a registration statement filed to register securities in connection with a Company employee benefit plan). The Company shall give prompt written notice to Holder







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of any such proposed registration,  and Holder shall inform the Company,  within
20 days after receipt of such notice, if it wished to register any of its Shares in the Company's registration statement. If Holder does not so inform the Company, the Company shall have the right to assume that Holder does not wish to register any of its Shares in the Company's registration statement. The Company shall pay all costs and expenses of such registration, excluding fees and expenses of counsel for Holder and underwriting discounts, commissions or expenses of Holder with respect to the sale of its Shares. The Company shall also register Holder's Shares in one (1) jurisdiction; provided, however, that the Company shall not be required to qualify to do business in such jurisdiction as a condition to the registration of the sale of the Shares in such jurisdiction or commit to a general consent to service of process within the jurisdiction. Subject to the right of Holder to sell its Shares under Rule 144 (as set forth below), Holder agrees to restrict the public sale of its Shares under any such registration (which agreement shall not affect any other shares of Common Stock or other securities of the Company which Holder may own) to the extent requested by an underwriter of the Company's offering of securities; provided, however, that Holder shall no be required to lock up its Shares for a
period   exceeding  six  months  from  the  effective   date  of  the  Company's
registration statement. Notwithstanding anything herein to the contrary, Holder may sell shares of the Common Stock which it owns (including the shares as to which it has registration rights) in the public marketplace pursuant to Rule 144 under the Act, to the extent that the provisions of the rule are satisfied. The Company shall use its best efforts to make any such registration effective.

      In the case of each  registration  pursuant to this Section 6, the Company
(i) will keep Holder advised in writing as to the initiation and progress of proceedings for such registration and as to the completion thereof, and (ii) at its expense, subject to the limitations as provided above, will keep such registration effective for a period of at least nine months from the latter of the initial effective date of the registration or the underwriter's restrictive lock up period. Holder agrees to provide such information to the Company as is reasonably requested by the Company which the Company believes is necessary in order to allow the Company to register Holder's Shares.

       6. STATUS OF SHARES. The Company covenants and agrees that all Shares purchased hereunder will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the issuance of this Warrant.

       7. NO VOTING RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or








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in equity,  and the rights of the Holder are limited to those  expressed in this
Warrant and are not enforceable against the Company except to the extent set forth herein.

       8. ADJUSTMENTS. The initial per share exercise price of $0.25 per share and/or the number of Shares issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

           (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.

           (b) In case the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than either the Per Share Exercise Price in effect immediately prior thereto or the then current market price per share of Common Stock (as defined in paragraph (i) below) the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, option or warrants plus the number of shares which the aggregated offering price of the total number of shares of Common Stock so offered would purchase at the higher of the Per Share Exercise Price in effect immediately prior thereto or the current market price per share of Common Stock at such









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record date.  Such  adjustment  shall be made whenever  such rights,  options or warrants are issued, and shall become effective immediately after the record date for the determination or stockholders entitled to receive such rights, options or warrants.

            (c) In case the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions or distributions referred to in paragraph (b) above or in the paragraph immediately following this paragraph) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon the exercise of each warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock on the date of such distribution, and of which the denominator shall be the then currently market price per share of Common Stock less the fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

            In the event the Company shall distribute to all holders of its shares of Common Stock, stock of a subsidiary of securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Shares purchasable upon the exercise of each Warrant, the holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such holder would have been entitled if such holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this paragraph (c); provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

            (d) In case the Company shall issue shares of its Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares





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issued (i) in any of the  transactions  described in paragraphs (a), (b) and (c)
above, or (ii) to stockholders of any corporation is acquired by, merged into or becomes part of the Company in an arm's length transaction) for a consideration per share less than either the Per Share Exercise Price in effect immediately prior thereto or the current market price per share on the date the Company fixes the offering price of such additional shares, then in each case the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable by a fraction, of which the numerator shall be the number of Shares of Common Stock outstanding immediately after the issuance of such additional shares, and of which the denominator shall be the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in paragraph (g) below) for the issuance of such additional shares would purchase at the higher of the Per Share Exercise Price in effect immediately prior thereto or such current market price per share of Common Stock. Such adjustment shall be made successively whenever such issuance is made.

            (e) In case the Company shall issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transaction described above) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities (determined as provided in paragraph (g) below) less than either the Per Share Exercise Price or the current market price per share, in either case, as in effect immediately prior to the issuance of such securities, then in each case the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable by a fraction, of which the numerator shall be the number of Shares of Common Stock out standing immediately prior to such issuance plus the maximum number of shares of Common Stock of the Company deliverable upon conversion or exchange price or rate, and of which the denominator shall be the number of shares of Common Stock which the aggregate consideration received (determined as provided in paragraph (g) below) for such securities would purchase at the higher on such Per Share Exercise Price or such current market price per share of Common Stock. Such adjustment shall be made successively whenever such issuance is made.

            (f) In case the Company shall issue shares of its Common Stock under a dividend reinvestment plan at a price per share less than the current market price per share of the Common Stock, then in each case the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable by a fraction, of which the numerator shall be the number of Shares of Common Stock outstanding









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immediately  after the  issuance  of such  additional  shares,  and of which the denominator shall be the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration for the total number of shares issued under the dividend reinvestment plan would purchase at such current market price. Such adjustment shall be made successively whenever such an issuance is made.

            (g)  For  purposes  of  any  computation  respecting   consideration
received pursuant to paragraphs (d), (e) and (f) above, the following shall apply:

                  (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no cash shall any deduction be made for any commission, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                 (ii) in the case of this issuance of shares of Common Stock for a consideration in whole or in part other than cash (including, to the extent permitted by applicable law, property and services rendered), the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the
      Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                (iii) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this paragraph
      (g)).

            (h) For the purpose of any  computation  under  paragraphs (b), (c),
(d), (e) and (f)of this Section 8, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for 20 consecutive trading days commencing 30 trading days before the date of such computation. The closing price for each day shall be the last such reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Com non Stock are listed or admitted to trading or, if not listed or admitted to trading, the last sales price regular way for the Common Stock or closing price published in the National Association of Securities Dealers Automated








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Quotation System ("NASDAQ"),  or if such last sales price is not so published by
NASDAQ or if no such sale takes place on such day, the average of the closing bid and asked prices of the Common Stock as reported by NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

            (i) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least on percent (1%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

            (j) Whenever the number of Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Per Share Exercise Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Per Share Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Share purchasable immediately thereafter. Notwithstanding the foregoing, the Per Share Exercise Price shall not be less than the par value per Share.

            (k) No adjustment in the number of shares purchasable upon the exercise of each Warrant need be made under the paragraphs (b) and (c) if the Company issues or distributes to each holder of Warrants the rights, options, warrants or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to received had the Warrants been exercised prior to the happening of such event or the record date with resect thereto. No adjustment need be made for a change in the par value of the Shares, provided that the Company shall not increase the par value per share of Common Stock so long as this Certificate is outstanding.

            (l) For the purpose of this Section 8, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the holders shall become entitled to purchase any securities of the Company other than shares of common stock, thereafter, the number of such other shares so purchasable upon exercise







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of each  Warrant  and the  Warrant  Price of such  shares  shall be  subject  to adjustment from time to time in a manner and with respect to the Shares contained in paragraphs (a) through (j), inclusive, above, and the provisions of this Certificate with respect to the Shares shall apply on like terms to any such other securities.

            (m) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been require, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise rights, options, warrants or conversion or exchange rights, and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, further, that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of share of Common Stock purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in resect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

            (n) Whenever the number of Shares purchasable upon the exercise of each Warrant or the Per Share Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to each holder notice of such adjustment or adjustments and a certificate (a "Certificate of Adjustment") of the Chief Financial Officer of the Company setting forth (i) the number of Shares purchasable upon the exercise of each Warrant and the Per Share Exercise Price of such Shares after such adjustment, (ii) a brief statement of the facts requiring such adjustment, and
(iii) the computation by which such adjustment was made. The Certificate of Adjustment shall be conclusive evidence of the correctness of such adjustment unless within thirty (30) days after receipt of such notice a holder requests that a Certificate of Adjustment be rendered by a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company), in which case the Company shall cause such a Certificate of Adjustment to be surrendered and promptly mailed to each holder. Any Certificate of Adjustment of such accountants shall be conclusive evidence of the correctness of the adjustment as set forth therein.

            (o) Except as provided in this Section 8, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.






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       9.   GOVERNING LAWS.  This Warrant shall be governed by and in accordance with the laws of the State of Florida and may not be amended other than by written instrument executed by the parties hereto.

      IN WITNESS WHEREOF, DCC Compact Classics, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of April 15, 1994.

                                       DCC COMPACT CLASSICS, INC.



                                       By:/s/MILTON H. BARBAROSH, PRESIDENT
                                          ---------------------------------
                                          Authorized Officer

Attest:                                ACCEPTED AND AGREED:


          1-26-95                      By:/s/MARSHALL BLONSTEIN
- ----------------------------              --------------------------------
Secretary                                 Marshall Blonstein

























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